As filed with the Securities and Exchange Commission on March 31, 2006

Registration No. 333-99087

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2848406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York 10017
(Address of principal executive offices)

Hoenig Group Inc. Amended and Restated 1996 Long-Term Stock Incentive Plan

Hoenig Group Inc. 1994 Stock Option Plan

Hoenig Group Inc. 1991 Stock Option Plan

 (Full title of the plans)

P. Mats Goebels, Esq.
Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017
(212) 588-4000

(Name, address, and telephone number, including area code, of agent for service)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.     EXHIBITS.

The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

5.1*	Opinion of General Counsel of the Company with respect to the legality of the Common Stock being registered hereby.

23.1*	Consent of General Counsel of the Company (included in Exhibit 5.1).

23.2**	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on page II-5 of the original filing of this Registration Statement).

*  Filed as part of the original filing of this Registration Statement on September 3, 2002.

**  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 31, 2006.

INVESTMENT TECHNOLOGY GROUP, INC.

/s/ RAYMOND L. KILLIAN, JR.
Name: Raymond L. Killian, Jr.
Title: Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RAYMOND L. KILLIAN, JR.	Title: Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	March 31, 2006
(Raymond L. Killian, Jr.)

/s/ HOWARD C. NAPHTALI	Managing Director and Chief Financial Officer (Principal Financial Officer)	March 31, 2006
(Howard C. Naphtali)

/s/ ANGELO BULONE	Senior Vice President and Controller (Principal Accounting Officer)	March 31, 2006
(Angelo Bulone)

/s/ J. WILLIAM BURDETT*	Director	March 31, 2006
(J. William Burdett)

/s/ WILLIAM I JACOBS*	Director	March 31, 2006
(William I Jacobs)

Director
(Timothy L. Jones)

/s/ ROBERT L. KING*	Director	March 31, 2006
(Robert L. King)

Director
(Maureen O’Hara)

Director
(Brian Steck)

* By:	/s/ P. Mats Goebels
P. Mats Goebels, Esq., Attorney-In-Fact
Pursuant to Power of Attorney included on
Page II-5 of the original Registration Statement

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

5.1	Opinion of General Counsel of the Company with respect to the legality of the Common Stock being registered hereby (filed with original filing of this Registration Statement).

23.1	Consent of General Counsel of the Company (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on page II-5 of the original filing of this Registration Statement).

* Filed herewith.